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                                                                      EXHIBIT 21


                   FIRST CHICAGO NBD CORPORATION SUBSIDIARIES


     As of March 1, 1997, the Corporation had the subsidiaries listed below, all of which were wholly-owned except for directors' qualifying shares or as otherwise indicated. The consolidated financial statements of the Corporation include the accounts of all such subsidiaries.


                                                               Jurisdiction of
Names of Corporation and Subsidiaries                            Organization
-------------------------------------                          ---------------

First Chicago NBD Corporation                                  Delaware
     Subsidiaries:

     American National Bank and Trust Company                  United States
          of Chicago
     ANB Mezzanine Corporation                                 Delaware
     FCC National Bank                                         United States
     First Card Services, Inc.                                 Delaware
     First Chicago Financial Corporation                       Delaware
          Subsidiaries:

          First Chicago Capital Corporation                    Delaware
          First Chicago Capital Markets, Inc.                  Delaware
          First Chicago Equity Corporation                     Illinois
          First Chicago Hedging Services Corporation           Delaware
          First Chicago Investment Corporation                 Delaware
          First Chicago Leasing Corporation                    Delaware

     First Chicago NBD Mortgage Company                        Delaware
     First Chicago Trust Company of New York                   New York
     The First National Bank of Chicago                        United States
          Subsidiaries:

          First Chicago Building Corporation                   Illinois
          First Chicago Delaware Inc.                          Delaware
          First Chicago Futures, Inc.                          Delaware
          First Chicago Insurance Services, Inc.               Illinois
          First Chicago International                          United States
          First Chicago International Finance Corporation      United States
          First Chicago NBD Bank, Canada                       Canada
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          First Chicago NBD Investment Management Company      Delaware
               Subsidiary:

               ANB Investment Management and
                    Trust Company                              Illinois

          First Chicago NBD Investment Services, Inc.          Delaware
          First Chicago National Processing Corporation        Delaware
          First Chicago Neighborhood Development               Delaware
               Corporation

     National Bank of Detroit-Dearborn                         United States

     NBD Bank (Detroit, Michigan)                              Michigan
          Subsidiaries:

          NBD Equipment Finance, Inc.                          Delaware
          NBD Insurance Services, Inc.                         Michigan

     NBD Bank (Venice, Florida)                                Florida
     NBD Bank, National Association (Fox River Grove,
          Illinois)                                            United States
     NBD Community Development Corporation                     Michigan
     NBD Indiana, Inc.                                         Delaware
          Subsidiaries:

          First Chicago NBD Real Estate Services, Inc.         Indiana
          NBD Bank (Elkhart, Indiana)                          Indiana
          NBD Bank, National Association (Indianapolis,
             Indiana)                                          United States
          NBD Neighborhood Revitalization Corporation          Indiana

     NBD Insurance Agency, Inc.                                Michigan
     NBD Insurance Company                                     Arizona
     NBD Service Corp.                                         Delaware

     The names of certain other subsidiaries of the Corporation have been omitted because such subsidiaries, considered in the aggregate, would not constitute a significant subsidiary.